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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 16, 1994 included in this Form 11-K, into the Company's previously filed S-8 Registration Statements for the Abbott Laboratories 1981 Incentive Stock Program (Number 2-79691), the Abbott Laboratories 1991 Incentive Stock Program (Number 33-39798), and the Abbott Laboratories Stock Retirement Plan and Trust (Numbers 33-26685, 33-50452 and 33-51585).



                                   /s/ Arthur Andersen & Co.


Chicago, Illinois,
  June 16, 1994